EXECUTION VERSION
OMNIBUS AMENDMENT
TO
FEE AGREEMENTS
This amendment (the "Amendment"), dated as of April 3, 2020 (the "Effective Date"), to each Fee Agreement, referenced on Schedule B hereto, dated as the date set forth on Schedule B hereto, by and between Bank of America, N.A., a national banking association organized and existing under the laws of the United States of America, including its successors and assigns by operation of law ("BANA," or the "Liquidity Provider") and the applicable fund listed on Schedule A hereto (each, a "Fund") (each, an "Agreement") is entered into between BANA and each of the Funds.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the applicable Agreement or in the Statement of Preferences, Certificate of Designation or Articles Supplementary to such Fund, as applicable (including by incorporation by reference).
WHEREAS, the parties hereto desire to amend the terms of the applicable Agreement as provided for herein.
ACCORDINGLY, each Agreement is hereby amended as follows:
1. Amendment to each Agreement
(a) The parties agree that for the 60 day period from and including April 3, 2020 and through and including June 1, 2020, as such period may be extended by the mutual written consent by each Fund and the Liquidity Provider (the "ELR Waiver Effective Period"), Section 6.18. of each Agreement listed on Schedule B hereto (with the exception of Agreement number 5 listed on Schedule B hereto, which relates to BlackRock Long-Term Municipal Advantage Trust (BTA)), is hereby amended by deleting the paragraph therein and replacing in its stead the following:
"SECTION 6.18.  Leverage Ratio.
Unless the Fund receives the prior written consent of the Liquidity Provider, the Fund's Effective Leverage Ratio shall not exceed 48%; provided, however in the event that the Fund's Effective Leverage Ratio exceeds 48% as of the close of business on any Business Day, the Fund shall cause its Effective Leverage Ratio to be 48% or lower within ten (10) Business Days ("Effective Leverage Ratio Cure Period")."
The parties further agree that following the ELR Waiver Effective Period, Section 6.18 of each Agreement listed on Schedule B hereto (with the exception of Agreement number 5 listed on Schedule B hereto, which relates to BlackRock Long-Term Municipal Advantage Trust (BTA)) shall return to the format of such paragraph prior to the ELR Waiver Effective Period and, for the avoidance of doubt, shall read as follows:
"SECTION 6.18.  Leverage Ratio.
Unless the Fund receives the prior written consent of the Liquidity Provider, the Fund's Effective Leverage Ratio shall not exceed 45%; provided, however in the event that the Fund's Effective Leverage Ratio exceeds 45% as of the close of business on any Business Day (i) solely by reason of fluctuations in the market value of its portfolio securities, in such event and to the extent the Effective Leverage Ratio exceeds 46% as of the close of business on any Business Day and (ii) in any event other than an event described in the immediately preceding clause (i), the Fund shall cause its Effective Leverage Ratio to be 45% or lower within ten (10) Business Days ("Effective Leverage Ratio Cure Period")."
(b) The parties agree that during the ELR Waiver Effective Period, Section 6.18. of Agreement number 5 listed on Schedule B hereto, which relates to BlackRock Long-Term Municipal Advantage Trust (BTA), is hereby amended by deleting the paragraph therein and replacing in its stead the following:
"SECTION 6.18.  Leverage Ratio.
Unless the Trust receives the prior written consent of the Liquidity Provider, the Trust's Effective Leverage Ratio shall not exceed 48%; provided, however in the event that the Trust's Effective Leverage Ratio exceeds 48% as of the close of business on any Business Day, the Trust shall cause its Effective Leverage Ratio to be 48% or lower within ten (10) Business Days ("Effective Leverage Ratio Cure Period")."
The parties further agree that following the ELR Waiver Effective Period, Section 6.18. of Agreement number 5 listed on Schedule B hereto, which relates to BlackRock Long-Term Municipal Advantage Trust (BTA), shall return to the format of such paragraph prior to the ELR Waiver Effective Period and, for the avoidance of doubt, shall read as follows:
"SECTION 6.18.  Leverage Ratio.
Unless the Trust receives the prior written consent of the Liquidity Provider, the Trust's Effective Leverage Ratio shall not exceed 45%; provided, however in the event that the Trust's Effective Leverage Ratio exceeds 45% as of the close of business on any Business Day (i) solely by reason of fluctuations in the market value of its portfolio securities, in such event and to the extent the Effective Leverage Ratio exceeds 46% as of the close of business on any Business Day and (ii) in any event other than an event described in the immediately preceding clause (i), the Trust shall cause its Effective Leverage Ratio to be 45% or lower within ten (10) Business Days ("Effective Leverage Ratio Cure Period")."
2. Modification
The parties hereto hereby agree that, except as specifically amended herein, the applicable Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.  All references in the applicable Agreement and other documents related thereto shall be references to the Agreement as amended by this Amendment.  Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the applicable Agreement, or constitute a waiver of any provision of any other agreement.
3. Benefit and Burden
This Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, personal and legal representatives, successors and assigns.
4. Severability
The invalidity of any particular provision of this Amendment shall not affect the validity of the remainder hereof, and this Amendment shall be construed in all respects as if such invalid or unenforceable provision were omitted.
5. Headings
The section headings herein are for convenience of reference only, and shall not affect the construction, or limit or otherwise affect the meaning hereof.
6. Applicable Law
This Amendment shall be construed and enforced in accordance with the law of the State of New York.
THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF FEDERAL AND NEW YORK STATE COURTS OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AMENDMENT OR ANY MATTERS CONTEMPLATED HEREBY.
7. Waiver
EACH FUND AND THE LIQUIDITY PROVIDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER(S) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT.
8. Counterparts
This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
9. Expense Reimbursement
The Funds shall promptly pay the reasonable fees and expenses of the Liquidity Provider's outside counsel in connection with this Amendment, subject to an aggregate limit of $45,500.
10. Personal Liability
With respect to each Fund that is a Massachusetts business trust, this Amendment is executed by or on behalf of the trustees of the Fund solely in their capacity as such trustees, and shall not constitute their personal obligation either jointly or severally in their individual capacities. In accordance with the Fund's charter, no trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise under this Amendment and the Fund shall be solely liable therefor; all parties hereto shall look solely to the Fund property for the payment of any claim, or the performance of any obligation, hereunder.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BANK OF AMERICA, N.A., as Liquidity Provider

By:____/s/ Thomas Visone _______________________
Name: Thomas Visone
Title: Authorized Signatory

The parties list below hereby consent to the Amendment to the Agreement:

BlackRock MuniHoldings Investment Quality Fund [Fund Symbol: MFL] By:/s/ Jonathan Diorio	BlackRock MuniHoldings New York Quality Fund, Inc. [Fund Symbol: MHN] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President

BlackRock MuniHoldings New Jersey Quality Fund, Inc. [Fund Symbol: MUJ] By:/s/ Jonathan Diorio	BlackRock MuniYield Fund, Inc. [Fund Symbol: MYD] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President

BlackRock Long-Term Municipal Advantage Trust [Fund Symbol: BTA] By:/s/ Jonathan Diorio	BlackRock MuniYield Quality Fund, Inc. [Fund Symbol: MQY] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President

BlackRock New York Municipal Income Trust II [Fund Symbol: BFY] By:/s/ Jonathan Diorio	BlackRock New York Municipal Income Quality Trust [Fund Symbol: BSE] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President
BlackRock Municipal Income Investment Trust [Fund Symbol: BBF] By:/s/ Jonathan Diorio	BlackRock Muni New York Intermediate Duration Fund, Inc. [Fund Symbol: MNE] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President

BlackRock New York Municipal Bond Trust [Fund Symbol: BQH] By:/s/ Jonathan Diorio
Name: Jonathan Diorio
Title: Vice President

Schedule A

Fund Name (Ticker)

1. BlackRock MuniHoldings Investment Quality Fund (MFL)
2. BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
3. BlackRock MuniHoldings New Jersey Quality Fund, Inc. (MUJ)
4. BlackRock MuniYield Fund, Inc. (MYD)
5. BlackRock Long-Term Municipal Advantage Trust (BTA)
6. BlackRock MuniYield Quality Fund, Inc. (MQY)
7. BlackRock New York Municipal Income Trust II (BFY)
8. BlackRock New York Municipal Income Quality Trust (BSE)
9. BlackRock Municipal Income Investment Trust (BBF)
10. BlackRock Muni New York Intermediate Duration Fund, Inc. (MNE)
11. BlackRock New York Municipal Bond Trust (BQH)

Schedule B

1.
The fee agreement, dated as of June 30, 2011, by and between Bank of America, N.A. and BlackRock MuniHoldings Investment Quality Fund relating to the variable rate demand preferred shares of BlackRock MuniHoldings Investment Quality Fund.

2.
The fee agreement, dated as of June 30, 2011, by and between Bank of America, N.A. and BlackRock MuniHoldings New York Quality Fund, Inc. relating to the variable rate demand preferred shares of BlackRock MuniHoldings New York Quality Fund, Inc.

3.
The fee agreement, dated as of June 30, 2011, by and between Bank of America, N.A. and BlackRock MuniHoldings New Jersey Quality Fund, Inc. relating to the variable rate demand preferred shares of BlackRock MuniHoldings New Jersey Quality Fund, Inc.

4.
The fee agreement, dated as of June 30, 2011, by and between Bank of America, N.A. and BlackRock MuniYield Fund, Inc. relating to the variable rate demand preferred shares of BlackRock MuniYield Fund, Inc.

5.
The fee agreement, dated as of October 29, 2015, by and between Bank of America, N.A. and BlackRock Long-Term Municipal Advantage Trust relating to the variable rate demand preferred shares of BlackRock Long-Term Municipal Advantage Trust.

6.
The fee agreement, dated as of March 15, 2019, by and between Bank of America, N.A. and BlackRock MuniYield Quality Fund, Inc. relating to the variable rate demand preferred shares of BlackRock MuniYield Quality Fund, Inc.

7.
The fee agreement, dated as of March 15, 2019, by and between Bank of America, N.A. and BlackRock New York Municipal Income Trust II relating to the variable rate demand preferred shares of BlackRock New York Municipal Income Trust II.

8.
The fee agreement, dated as of March 15, 2019, by and between Bank of America, N.A. and BlackRock New York Municipal Income Quality Trust relating to the variable rate demand preferred shares of BlackRock New York Municipal Income Quality Trust.

9.
The fee agreement, dated as of March 15, 2019, by and between Bank of America, N.A. and BlackRock Municipal Income Investment Trust relating to the variable rate demand preferred shares of BlackRock Municipal Income Investment Trust.

10.
The fee agreement, dated as of March 15, 2019, by and between Bank of America, N.A. and BlackRock Muni New York Intermediate Duration Fund, Inc. relating to the variable rate demand preferred shares of BlackRock Muni New York Intermediate Duration Fund, Inc.

11.
The fee agreement, dated as of March 15, 2019, by and between Bank of America, N.A. and BlackRock New York Municipal Bond Trust relating to the variable rate demand preferred shares of BlackRock New York Municipal Bond Trust.